Exhibit 99.1
ZipRecruiter Announces First Quarter 2022 Results
Quarterly revenue increased to $227 million, up 81% y/y
Strong performance and robust demand for ZipRecruiter’s marketplace enables Company to raise full-year guidance.
SANTA MONICA, CA, May 11, 2022 – ZipRecruiter®, a leading online employment marketplace, today announced financial results for the quarter ended March 31, 2022. ZipRecruiter’s complete first quarter 2022 results, financial guidance, and management commentary can be found by accessing ZipRecruiter’s shareholder letter on the quarterly results page of the Investor Relations website at investors.ziprecruiter.com.
“ZipRecruiter delivered another strong quarter of growth and profitability. Employer demand for talent remains strong and the team continues to execute against our mission of actively connecting people to their next great opportunity,” said Ian Siegel, CEO of ZipRecruiter. “Our long-term investments in technology and brand continue to pay off, and we’re pleased to raise our full year 2022 guidance, which calls for continued profitable growth in the coming year,” said Mr. Siegel.
Conference Call Details
ZipRecruiter will host a conference call today, May 11, at 2:00 p.m. Pacific Time to discuss its financial results. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website at investors.ziprecruiter.com. An archived version will be available on the website two hours after the completion of the call until Wednesday, May 18, 2022. Investors and analysts can participate in the conference call by dialing +1 (888) 440-4199, or +1 (646) 960-0818 for callers outside the United States, and mention the passcode, “ZipRecruiter” or by referencing conference ID "9351892”. To listen to the telephonic replay please dial +1 (800) 770-2030 or +1 (647) 362-9199 for callers outside the United States and enter replay code “9351892”.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements that reflect ZipRecruiter’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including our ability to attract and retain employers and job seekers; our ability to compete with well-established competitors and new entrants; our ability to achieve and/or maintain profitability; our ability to maintain, protect and enhance our brand and intellectual property; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn caused by the COVID-19 pandemic that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on our senior management and our ability to attract and retain new talent; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the twelve months ended December 31, 2021 that we filed with the U.S. Securities and Exchange Commission (“SEC”) and our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 that we will file with the SEC. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. ZipRecruiter does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
ABOUT ZIPRECRUITER
ZipRecruiter® (www.ziprecruiter.com) is a leading online employment marketplace that actively connects people to their next great opportunity. ZipRecruiter’s powerful matching technology improves the job search experience for job seekers and helps businesses of all sizes find and hire the right candidates quickly. ZipRecruiter has been the #1 rated job search app on iOS & Android for the past five years1 and is rated the #1 employment job site by G2.2

CONTACTS
Investors:
Alex Wellins
The Blueshirt Group, for ZipRecruiter
ir@ziprecruiter.com

Corporate Communications:
Julia Pollak
Chief Economist, ZipRecruiter
press@ziprecruiter.com

1 Based on job seeker app ratings, during the period of January 2017 to January 2022 from AppFollow for ZipRecruiter, CareerBuilder, Glassdoor, Indeed, LinkedIn, and Monster.
2 Based on G2 satisfaction ratings as of January 1, 2022.